                                                  EXHIBIT 21.1

                                 SUBSIDIARIES


     The following table sets forth information as to Coherent's subsidiaries, all of which are included in the consolidated financial statements. Coherent owns 100% of the outstanding voting securities of such corporations except as noted below.

                                     Jurisdiction of
         Name                         Incorporation
___________________________________________________________________

  Coherent FSC, Inc.                   Virgin Islands
  Coherent GmbH                        Germany
  Coherent (U.K.) Ltd.                 United Kingdom
  Coherent Japan, Inc.                 Japan
  Lambda Physik GmbH (1)               Germany
  Lambda Physik U.S. (1)               Massachusetts
  Lambda Physik Japan, K.K. (2)        Japan
  Laser, Inc.                          Massachusetts
  Coherent S.A.                        France
  Coherent Optics Europe, Ltd.         United Kingdom
  Coherent LYbeck GmbH                 Germany
  Coherent Export Co., Inc.            United States
  Coherent Holding Co., GmbH           Germany
  Coherent-Ealing Europe, Ltd.         United Kingdom
  Coherent (U.K.) Holdings, Ltd.       United Kingdom
  Coherent Benelux                     The Netherlands
  Coherent Tutcore, Ltd.               Finland

(1) The Company owns 80% of the outstanding voting securities of these subsidiaries.
(2) The Company owns 76% of the outstanding voting securities of this subsidiary.


                                  55